Nicor Inc.
Form 8-K
Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE                                                                                                                                                 FOR MORE INFORMATION
June 19, 2008                                                                                                                                                  Contact:  Mark Knox, re: N-998
                                                                      630 388-2529

NICOR ANNOUNCES APPOINTMENT OF NEW DIRECTOR

Naperville, IL - Nicor Inc. (NYSE:GAS) today announced the appointment of John C. (Jack) Staley to the Nicor Inc. board of directors.  He was also appointed to the board of directors of the company's principal subsidiary, Nicor Gas and has been named to the Audit Committee of both companies.

Mr. Staley is both an attorney and a certified public accountant.  He worked for the public accounting firm Ernst & Young LLP for over 35 years and formerly served as area managing partner of the firm’s Lake Michigan and Chicago office from 1985 until his retirement in 2001.  He is currently a trustee of DePaul University, the largest Catholic university in the United States and served as chairman of the board from 2001 to 2004.  He is also a member of the Commercial Club of Chicago.  Mr. Staley is actively involved in various professional and civic organizations in the Chicago area.  He is also on the board of directors of two publicly-traded companies – Hospira, Inc., a pharmaceutical company, and eLoyalty Corporation, a management consulting firm focused on customer relationship management.  Prior to its sale in 2006, Mr. Staley also served on the board of CenterPoint Properties Trust, a real estate investment trust.  He also serves on the board of two privately held companies, a packaged meat processor and a for-profit school with campus locations around the country.

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"We are extremely pleased to welcome Jack to our board of directors," said Russ M. Strobel, Chairman, President and Chief Executive Officer.  "Jack’s financial and legal expertise, combined with his proven business leadership, will be tremendous assets to an already strong board and be invaluable to both Nicor and our shareholders."

Mr. Staley holds a B.S. degree from the College of Holy Cross and earned his J.D. from DePaul University School of Law.  He also completed the Advanced Management Program of Harvard University’s Graduate School of Business Administration.

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the Standard & Poor’s 500 Index. Its primary business is Nicor Gas, one of the nation’s largest natural gas distribution companies.  Nicor owns Tropical Shipping, a containerized shipping business serving the Caribbean region and the Bahamas.  In addition, the company owns and has an equity interest in several energy-related businesses.  For more information, visit the Nicor Web site at www.nicor.com.

Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements about the expectations of Nicor and its subsidiaries and affiliates.  Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations.  Such forward-looking statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would,” “project,” “estimate,” “ultimate,” or similar phrases.  Actual results may differ materially from those indicated in the company’s forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an ICC review, and undue reliance should not be placed on such statements.

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Other factors that could cause materially different results include, but are not limited to, weather conditions; natural disasters; natural gas and other fuel prices; fair value accounting adjustments; inventory valuation; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; accidents, leaks, equipment failures, service interruptions, environmental pollution, and other operating risks; tourism and construction in the Bahamas and Caribbean region; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, interpretations, methods, judgments or estimates; performance of major customers, transporters, suppliers and contractors; labor relations; and acts of terrorism.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this release.